Exhibit 99.2

Hello.  I’m Bob Dilworth, the CEO of GraphOn Corporation.

This podcast has been made available to provide you with information beyond what we’ve provided in our press releases.

If you have any questions, send them by email to Questions@Graphon.com.

For competitive and legal reasons, it may not be possible for us to answer all of the questions that may be asked.

We’ll try, however, to respond as completely as we can.

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Before I get started, it’s necessary for me to take care of the legalities.

This discussion contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995.

These statements are based on current expectations that are subject to risks and uncertainties.

Actual results may differ, due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables.

Listeners are referred to GraphOn’s most recent periodic and other reports filed with the Securities and Exchange Commission.

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Now that the legalities are out of the way, let me make a few comments regarding our third quarter financials.

In our most recent 10Q that was filed with the SEC for the third quarter of 2011, we reported recognized revenue of 1.7 million dollars with a total loss of 1.2 million dollars or two cents per share.

Had we been able to recognize all of the 2.1 million dollars of revenue we received in the quarter and exclude the non-cash expense items of depreciation, stock compensation and change in the fair value of warrants liability, we would have been 76 thousand dollars cash positive from operations for the quarter.

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Now I’d like to bring you up to date on our recent activities.

Last year, we were approached by MDB Capital Group, a Santa Monica based investment bank.

MDB may be the first investment bank to emphasize and place a value on the contribution intellectual property can make to a company’s market capitalization.

MDB has developed a method of rating companies based on the value of their IP.

To do this, they use information contained in issued patents and information made available by the US Patent and Trademarks Office.

Based on data relating to our patent portfolio, MDB gave us an extremely high grade regarding the value of our IP.

Because of this high rating, they approached us with the idea of raising additional cash in order to further increase the value of GraphOn and its IP.

Responding to MDB’s proposal, we set a target of raising 2 to 4 million dollars.

Following a brief road show, however, it became apparent that MDB’s offering would be significantly over subscribed.

We ultimately raised 7.1 million dollars with the understanding that the cash raised would be used for two initiatives:

First, that we would invest in significant new development of our GO-Global product line, and

Second, that we would significantly expand our portfolio of intellectual property.

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When discussing the first initiative, a brief review will be helpful.

Our historical business is centered on publishing applications running on a server computer to a remotely located client device or computer.

Our GO-Global product line provides remote users with an experience that is the same as if the published applications were running on their own computer.

To accomplish this, GO-Global employs an extremely efficient thin client protocol that minimizes latency and presents applications that look and behave exactly as if they were running locally.

We sell perpetual GO-Global licenses based on the number of simultaneous client connections to a server.

We originally entered the application publishing market by providing UNIX solutions and later added Windows and several Linux based products as well.

We believe that GO-Global is unique in the marketplace in that it provides cross platform functionality for both servers and a broad range of client operating systems.

GO-Global for UNIX has been in use for a number of years by major telecommunications companies, silicon design firms, and others where UNIX or Linux servers provide an advantage to customers.

Over a third of our revenues come from UNIX applications.

Our main competitor in the UNIX area is OpenText’s Exceed product offering.

In the Windows area, we have two main competitors, Citrix and Microsoft.

Microsoft offers Remote Desktop Services or RDS which Microsoft licenses on a per user or per device basis.

However, since RDS is not a complete solution for many users, Citrix and several smaller companies have added additional features to RDS.

All of these add-ons are dependent on RDS as the underpinning for their products.

Unlike Citrix and our other competitors, GO-Global for Windows makes no use of RDS.

From the first phase of development of GO-Global for Windows, our intent was to be completely independent of RDS and its precursor, Terminal Services.

Our objective was to offer a solution that was not dependent on RDS, that was very easily useable at lower cost and that would provide a very high quality user experience.

We have found a significant market niche with loyal customers that appreciate our unique approach to application publishing.

For example, many of our customers are independent software vendors or OEMs that brand GO-Global with their own label.

They value being able to feature their own product and brand name, something that isn’t possible with either of our two major competitors.

Our GO-Global customers also value the very responsive customer support we provide to them.

Based on our growth in revenues, our market opportunity appears to be growing at roughly 15 percent per year.

We expect that growth rate to continue as a new class of customer is attracted to the virtues of GO-Global and its newest component, the GO-Global Cloud.

GO-Global Cloud is an easy and cost-effective way to deploy a large-scale, secure, private cloud environment.

It centralizes Windows, UNIX, and Linux applications for cross-platform, Web-enabled access by authorized users running Windows, UNIX, Linux, Mac OS X, or any Flash-enabled Web browser.

It’s features include load balancing, clustering, active directory support, centralized management tools, and more.

Of particular note, we have recently been approached by a few large enterprise accounts that have expressed a desire to build private cloud solutions.

These customers are interested in both our cross-platform capabilities and in the fact that we are a small, flexible company that, unlike our major competitors, is both willing and prepared to provide custom tailored solutions when required.

While sales lead times for these larger customers are longer, we expect them to place larger orders than we have historically received.

It will take several quarters to understand how these new enterprise accounts will affect our growth rate.

In addition to the GO-Global Cloud, we recently introduced an iPad client for GO-Global and will soon make available an Android client as well.

We plan to continue to offer clients for new mobile tablets and other devices.

We’ll be placing a special emphasis on the usability of the applications presented on those devices.

We are also making significant investments in improving the performance of our products.

We’re transitioning our web client to independent technologies such as HTML5, and improving our proprietary RXP protocol to better handle rich graphics and multimedia.

At the same time, we’re exploring new product opportunities in the cloud application delivery arena.

We plan to use a portion of the capital we’ve raised to further solidify our position in that market.

We plan to do this by extending our existing products, developing new products and potentially acquiring promising technologies from other companies.

We are placing a strong emphasis on cross-platform application delivery, collaboration and addressing the user interface challenges presented by new devices and form factors.

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Our second initiative will focus on growth of our intellectual property and the value it can create for the company.

About five years ago, we needed an infusion of cash to fund new product initiatives.

We were offered a portfolio of patents by a company that was active in the early days of the Internet but had failed to take advantage of its inventions.

We acquired this company’s patent portfolio of ten patents and a number of active patent applications.

We began an assertive program against infringers of the patents with the intent of creating non-dilutive cash to support our R&D efforts.

That program was successful and helped pay for our new cloud oriented products.

While this was taking place, we grew our patent portfolio.

We now have 24 issued patents with still more coming.

Assertion of certain of these patents continues with MySpace, craigslist and Juniper.

Consistent with our emphasis on intellectual property, we have engaged ipCapital Group to assist us in a significant expansion of our patent portfolio.

As they work with us, ipCapital will utilize its expert tools for invention, IP strengthening and licensing.

Their scope of work has been specifically designed to support the execution of our IP strategy initiative.

With the help of ipCapital, we have already identified a significant number of inventions that lend themselves to patent applications that will be filed during the remainder of 2011 and throughout 2012.

Supporting both these initiatives will be our extremely talented technical team led by Eldad Eilam who recently joined us as our CTO.

The addition of John Cronin and Steve Ledger to our Board is already making a significant contribution as well.

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In summary, we are poised for significant progress with our two major business initiatives:  strengthening and broadening of our GO-Global product offerings in response to future platforms and cloud initiatives, and the creation of significant additional intellectual property.

We believe that these two initiatives will provide both customers and investors with the growth in value that they desire.